                                                                    Exhibit 4(r)

AMENDMENT NO. 9

                      NINTH AMENDMENT TO THIRD AMENDED AND
                       RESTATED REVOLVING CREDIT AGREEMENT

         THIS NINTH AMENDMENT, dated as of the 25th day of January, 2001, by and between Newcor, Inc., a Delaware corporation, of Bloomfield Hills, Michigan (herein called "Company") and Comerica Bank, a Michigan banking corporation, of Detroit, Michigan (herein called "Bank");

                                   WITNESSETH:

         WHEREAS, Company and Bank desire to amend that certain Third Amended and Restated Revolving Credit Agreement dated as of January 15, 1998, entered into by and between Company and Bank, which was amended by eight amendments (herein called "Agreement");

         NOW, THEREFORE, it is agreed that the Agreement is amended as follows:

         1. The definition of "Commitment" in Section 1 of the Agreement is amended to read in its entirety as follows:

                  "`Commitment' shall mean the total commitment of Bank to make Advances to Company pursuant to this Agreement in the amount of Forty Million Dollars ($40,000,000), subject to reduction as herein provided."

         2. The definition of "Revolving Credit Maturity Date" in Section 1 of the Agreement is amended to read in its entirety:

                  "`Revolving Credit Maturity Date' shall mean March 31, 2002."

         3. The definition of "Base Net Worth" in Section 1 of the Agreement is amended to read in its entirety as follows:

                  "`Base Net Worth' shall mean $3,000,000. On the last day of each fiscal quarter of Company (commencing March 31, 2001), Base Net Worth shall be increased by an amount equal to 50% of Net Income for the fiscal quarter then ended. Such increase shall be effective on the last day of the fiscal quarter in which such determination is made. For any fiscal quarter with respect to which Net Income is less than zero, Net Income shall be deemed to be zero."

         4. The definition of "EBITDA" in Section 1 of this Agreement is amended to read in its entirety as follows:

                  "`EBITDA' shall mean as of any date of determination, Net Income for the four preceding fiscal quarters ending on such date of determination, plus, to the extent deducted in determining Net Income,
         (1) depreciation and amortization expense of Company and its consolidated Subsidiaries for such period, (2) interest expense of Company and its consolidated Subsidiaries for such period, and (3) income taxes of Company and its consolidated Subsidiaries for such period, all as determined in accordance with generally accepted accounting principles consistently applied; provided that with respect to any period of determination which includes any portion of calendar year 2000 there shall be added to Net Income (to the extent deducted in determining Net Income during the applicable period) an amount equal to professional fees (in an aggregate amount not exceeding $2,450,000) and plant closure costs (in an aggregate amount not exceeding $1,400,000)."

         5. Section 6.4 of the Agreement is amended to read in its entirety as follows:

                  "On a consolidated statement basis, maintain as of the end of each fiscal quarter, a Funded Debt to EBITDA Ratio of not more than
         10.0 to 1.0."

         6. Company hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of Company's Certificate of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 5.1 through 5.7 and 5.9 through 5.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 5.8 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 6.1 of the Agreement; and (d) no event of default, or condition or event which, with the giving of notice or the running of time, or both, would constitute an event of default under the Agreement, has occurred and is continuing as of the date hereof.

         7. This Amendment shall be effective upon (a) execution of this Amendment by Company and Bank (b) execution by the Guarantors of the attached Acknowledgment, and (c) delivery by Company to Bank of an executed Revolving Credit Note in the form attached hereto as Exhibit "A".

         8. Except as modified hereby, all of the terms and conditions of the Agreement shall remain in full force and effect.

         WITNESS the due execution hereof on the day and year first above written.

COMERICA BANK                   NEWCOR, INC.



By:  /s/ Brian E. Marshall      By:  /s/ James J. Connor
  -------------------------        ---------------------------------------------


Its: Vice President             Its:  President & Chief Executive Officer
                                    --------------------------------------------


                                By:   /s/ Thomas D. Parker
                                   ---------------------------------------------


                                Its:  Vice-President Human Resources & Secretary
                                    --------------------------------------------

                                 ACKNOWLEDGMENT

         The undersigned accept and agree to the Amendment No. 9 to the Third Amended and Restated Revolving Credit Agreement and agree to the continued effectiveness of the Guaranties originally executed and delivered to Comerica Bank by the undersigned guarantying all obligations of Newcor, Inc. to the Bank.

                                    ROCHESTER GEAR, INC.


                                    By:        /s/ James J. Connor
                                       ---------------------------------

                                    Its:            President
                                        --------------------------------



                                    By:         /s/ Thomas D. Parker
                                       ---------------------------------

                                    Its:          Secretary
                                        --------------------------------



                                    ENC CORP.



                                    By:        /s/ James J. Connor
                                       ---------------------------------

                                    Its:            President
                                        --------------------------------



                                    By:         /s/ Thomas D. Parker
                                       ---------------------------------

                                    Its:          Secretary
                                        --------------------------------

DECO TECHNOLOGIES, INC.                 PLASTRONICS PLUS, INC.


By:  /s/ James J. Connor                By:  /s/ James J. Connor
  ----------------------------------       ------------------------------


Its:  President                         Its: President
    --------------------------------        ----------------------------


By:  /s/ Thomas D. Parker               By:  /s/ Thomas D. Parker
    --------------------------------       -----------------------------


Its:  Secretary                         Its: Secretary
      ------------------------------        ----------------------------


DECO INTERNATIONAL, INC.                NEWCOR M-T-L, INC.


By:  /s/ James J. Connor                By:  /s/ James J. Connor
  ----------------------------------      ------------------------------


Its: President                          Its: President
    --------------------------------        ----------------------------


By:  /s/ Thomas D. Parker               By:  /s/ Thomas D. Parker
    --------------------------------        ----------------------------


Its:  Secretary                         Its: Secretary
      ------------------------------         ---------------------------


TURN-MATIC, INC.                        GRAND MACHINING COMPANY


By:  /s/ James J. Connor                By:  /s/ James J. Connor
  ----------------------------------      ------------------------------


Its: President                          Its: President
    --------------------------------        ----------------------------


By:  /s/ Thomas D. Parker               By:  /s/ Thomas D. Parker
    --------------------------------        ----------------------------


Its:  Secretary                         Its: Secretary
      ------------------------------         ---------------------------

                                   EXHIBIT "A"

                              REVOLVING CREDIT NOTE


                                                               Detroit, Michigan
$40,000,000                                                     January 25, 2001



         On or before the Revolving Credit Maturity Date (which initially is March 31, 2002), FOR VALUE RECEIVED, NEWCOR, INC., a Delaware corporation (herein called "Company") promises to pay to the order of COMERICA BANK, a Michigan banking corporation (herein called "Bank") at its Main Office at 500 Woodward Avenue, Detroit, Michigan, 48226 in lawful money of the United States of America the indebtedness or so much of the sum of Forty Million Dollars ($40,000,000) as may from time to time have been advanced and then be outstanding hereunder pursuant to the Third Amended and Restated Revolving Credit Agreement dated January 15, 1998, made by and between Company and Bank (as amended from time to time, herein called "Agreement"), together with interest thereon as hereinafter set forth.

         Each of the Advances made hereunder shall bear interest at the Eurodollar-based Rate or the Prime-based Rate as elected by Company or as otherwise determined under the Agreement.

         Interest on the unpaid balance of all Prime-based Advances shall be payable quarterly commencing on January 31, 2001 and on the last day of each quarter thereafter. Interest accruing at the Prime-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed, and in such computation effect shall be given to any change in the Prime-based Rate on the date of such change in the Prime-based Rate.

         Interest on each Eurodollar-based Advance shall be payable on the last day of the Interest Period applicable thereto. Interest accruing at the Eurodollar-based Rate shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed from the first day of the Interest Period applicable thereto to but not including the last day thereof.

         From and after the occurrence of any event of default hereunder or under the Agreement or any event which automatically causes the indebtedness outstanding hereunder to become immediately due and payable, the indebtedness outstanding hereunder shall bear interest at Three percent (3%) above the Prime-based Rate as it may vary from time to time, which interest shall be payable daily.



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         This Note is a note under which advances, repayments and readvances may be made from time to time, subject to the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, is secured in accordance with, and may be matured under, the terms of the Agreement, to which reference is hereby made. As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

         Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full shall succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted Bank by other instrument or by law.

         This Note is a replacement for a Revolving Credit Note dated January 15, 1998 in the original principal amount of $50,000,000 by Company payable to Bank.

         All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.


                            NEWCOR, INC.



                            By:        /s/ James J. Connor
                               -----------------------------------------------



                            Its:         President & Chief Executive Officer
                               -----------------------------------------------


                            By:          /s/ Thomas D. Parker
                               -----------------------------------------------


                            Its:  Vice-President Human Resources & Secretary
                               -----------------------------------------------